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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Acacia Research Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                   95-4405754
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

500 Newport Center Drive, Newport Beach, CA                 92660
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  (Address of Principal Executive Offices)                (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered
-------------------                               ------------------------------
      None                                                    N/A

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

         Securities Act registration statement file number to which this form relates: 333-87654

         Securities to be registered pursuant to Section 12(g) of the Act:

     Acacia Research - CombiMatrix Common Stock, par value $0.001 per share
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                                (Title of Class)

 Acacia Research - Acacia Technologies Common Stock, par value $0.001 per share
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                                (Title of Class)

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                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Descriptions of the Acacia Research - CombiMatrix Common Stock and the Acacia Research - Acacia Technologies Common Stock are contained in the Registrant's Registration Statement on Form S-4 (File No. 333-87654) (the "Form S-4 Registration Statement") and are incorporated herein by reference, including without limitation the section entitled "Description of AR-CombiMatrix Stock and AR-Acacia Technologies Stock" at page 78 of the Form S-4 Registration Statement.

ITEM 2.           EXHIBITS

         The following exhibits are filed as a part of this registration statement:

         1. Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.2 to the Form S-4 Registration Statement);

         2. Amended and Restated Bylaws of the Registrant (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q filed on August 10, 2001);

         3. Common Stock Policies of the Registrant (incorporated by reference from Annex C to the Proxy Statement and Prospectus which forms a part of the Form S-4 Registration Statement).



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     Acacia Research Corporation
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                                          (Registrant)


Dated:  December 19, 2002            By:  /s/ Paul R. Ryan
                                          --------------------------------------
                                     Name: Paul R. Ryan
                                     Title: Chairman and Chief Executive Officer